UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): OCTOBER 20, 2009

FIBROCELL SCIENCE, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

ISOLAGEN, INC.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

On October 20, 2009, Fibrocell Science, Inc. (the “Company”) entered into a consulting agreement with Mr. Charles Stiefel to advise the Company on strategic issues and provide general corporate advice. Pursuant to the consulting agreement, Mr. Stiefel agreed to advise the Company on strategic issues and provide general business advice. The Company will pay Mr. Stiefel compensation at the flat rate of $50,000 per year (or $4,166.67 per month), payable monthly on the last day of each month. On execution of the consulting agreement, the Company granted Mr. Stiefel an option to purchase 200,000 shares of the Company’s common stock at $0.75 per share. The option vests as follows: (i) 100,000 options upon issuance, (ii) 50,000 options six months from the date the consulting agreement was executed, provided the agreement has not been terminated prior to such date, and (iii) 50,000 options one year from the date the consulting agreement was executed, provided the agreement has not been terminated prior to such date. The options have an expiration date five years from the date of issuance. The options were issued in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: October 23, 2009	By: /s/ Declan Daly
Declan Daly,
Chief Executive Officer